As filed with the Securities and Exchange Commission on December 20, 2023

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63

Benton Harbor, Michigan 49022-2692

(Address, including zip code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Bridget K. Quinn

Deputy General Counsel & Corporate Secretary

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

(269) 923-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 861-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Office	Phone Number
Whirlpool Finance Luxembourg S.à r.l.	Grand Duchy of Luxembourg	98-1329359	16, rue Erasme, L-1468 Luxembourg, Grand Duchy of Luxembourg	+352 691 890 273
Whirlpool EMEA Finance S.à r.l.	Grand Duchy of Luxembourg	98-1420019	16, rue Erasme, L-1468 Luxembourg, Grand Duchy of Luxembourg	+352 691 890 273

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Hybrid Securities Combining Elements of the Foregoing

of

WHIRLPOOL CORPORATION

Senior Debt Securities

of

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

WHIRLPOOL EMEA FINANCE S.À R.L.

fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation

Whirlpool Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing.

Whirlpool Finance Luxembourg S.à r.l. and Whirlpool EMEA Finance S.à r.l. (together, the “Luxembourg Issuers” and collectively with Whirlpool Corporation, the “issuers”) may offer from time to time, in one or more offerings, senior debt securities, which will be fully, unconditionally and irrevocably guaranteed on an unsecured basis by Whirlpool Corporation.

The issuers will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which the issuer will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase these securities.

The issuers may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The issuer’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Whirlpool Corporation’s common stock is listed on the New York Stock Exchange and Chicago Stock Exchange under the trading symbol “WHR”.

See “Risk Factors ” on page 2 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission, the supervisory authority of Luxembourg, the Commission de Surveillance du Secteur Financier, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Whirlpool Corporation and the Luxembourg Issuers have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Whirlpool Corporation may, at any time and from time to time, in one or more offerings, sell any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing, and the Luxembourg Issuers may, at any time and from time to time, in one or more offerings, sell senior debt securities guaranteed on an unsecured basis by Whirlpool Corporation. The senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing of Whirlpool Corporation and the senior debt securities of the Luxembourg Issuers and guarantees thereof by Whirlpool Corporation are collectively referred to as “registered securities” and each of Whirlpool Corporation and the Luxembourg Issuers is referred to as an “issuer” or a “Registrant,” and they are collectively referred to as “issuers” or “Registrants” in this prospectus.

Each time a Registrant uses this prospectus to offer securities, that Registrant will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The Registrants have not authorized anyone to provide you with different information. The Registrants are not making an offer of registered securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of such document.

To understand the terms of the registered securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”

The terms “Whirlpool Corporation,” “Whirlpool,” “we,” “us,” and “our” as used in this prospectus refer to Whirlpool Corporation and its subsidiaries, including the Luxembourg Issuers, unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

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WHIRLPOOL CORPORATION

Whirlpool Corporation, committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in 10 countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, environmental sustainability, social responsibility and community involvement.

We conduct our business through four operating segments, which we define based on geography. Whirlpool’s operating segments consist of North America; Europe, Middle East and Africa (“EMEA”); Latin America; and Asia. Whirlpool had approximately $20 billion in annual sales and 61,000 employees in 2022.

Our principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and our telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

Legal and organizational status

Whirlpool Finance Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on October 6, 2016 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 209.573. Whirlpool Finance Luxembourg S.à r.l.’s registered office is at 16, rue Erasme, L-1468 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352 691 890 273.

All of the shares of Whirlpool Finance Luxembourg S.à r.l. are owned indirectly by Whirlpool Corporation.

Activities

Whirlpool Finance Luxembourg S.à r.l.’s principal activities are debt issuance and intercompany group financing and it has no subsidiaries. Whirlpool Finance Luxembourg S.à r.l. holds no material assets and does not engage in any other business activities or operations.

WHIRLPOOL EMEA FINANCE S.À R.L.

Legal and organizational status

Whirlpool EMEA Finance S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on April 4, 2018 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 223.569. Whirlpool EMEA Finance S.à r.l.’s registered office is at 16, rue Erasme, L-1468 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352 691 890 273.

All of the shares of Whirlpool EMEA Finance S.à r.l. are owned indirectly by Whirlpool Corporation.

Activities

Whirlpool EMEA Finance S.à r.l.’s principal activities are debt issuance and intercompany group financing and it has no subsidiaries. Whirlpool EMEA Finance S.à r.l. holds no material assets and does not engage in any other business activities or operations.

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RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” and elsewhere in this prospectus, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

The validity of the registered securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and Baker McKenzie, Luxembourg, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022 (excluding the internal control over financial reporting of InSinkErator), as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

Whirlpool Corporation files periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.whirlpoolcorp.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

Pursuant to Rule 3-10(b) of Regulation S-X, this prospectus does not contain separate financial statements for the Luxembourg Issuers since the Luxembourg Issuers are subsidiaries of Whirlpool Corporation that are 100% owned by Whirlpool Corporation, Whirlpool Corporation files consolidated financial information under the Securities Exchange Act of 1934, as amended, Whirlpool Corporation will provide a full and unconditional guarantee of each of the Luxembourg Issuer’s debt securities, and no other subsidiary of Whirlpool Corporation will guarantee these obligations. Each of Whirlpool Finance Luxembourg S.à r.l., which was incorporated on October 6, 2016, and Whirlpool EMEA Finance S.à r.l., which was incorporated on April 4, 2018, is a “finance subsidiary” of Whirlpool Corporation as defined in Rule 130-1(a)(4)(vi) of Regulation S-X that has no assets or operations other than those related to the issuance, administration and repayment of the security being registered and any other securities guaranteed by Whirlpool Corporation. The financial condition, results of operations and cash flows of the Luxembourg Issuers are consolidated into the financial statements of Whirlpool Corporation.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Whirlpool Corporation to “incorporate by reference” information into this prospectus, which means that Whirlpool Corporation can disclose important information about it by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by Whirlpool Corporation with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2022, including the sections of our Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of shareholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•

the description of our common stock contained as Exhibit 4(viii) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•

our Current Reports on Form 8-K filed with the SEC as of January 9, 2023, January  17, 2023, January  30, 2023, February  15, 2023, February  21, 2023, February  22, 2023, March  22, 2023, March  30, 2023, April  20, 2023, August  15, 2023 and November 30, 2023.

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Whirlpool Corporation also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Whirlpool Corporation undertakes to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Whirlpool Corporation, of the issuance and distribution of the securities being registered hereby:

	Amount to be paid
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(1)
Accounting fees and expenses		(1)
Rating agency fees and expenses		(1)
Trustee’s fees and expenses (including counsel’s fees)		(1)
Legal fees and expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Whirlpool Corporation

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action and proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Whirlpool Corporation’s Restated Certificate of Incorporation provides for indemnification of its current and former directors and officers to the fullest extent permitted by the DGCL. Whirlpool Corporation also maintains directors’ and officers’ liability insurance policies covering certain liabilities that may be incurred by directors and officers in the performance of these duties.

Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) any transactions from which the director derived an improper personal benefit.

As permitted by the DGCL, Whirlpool Corporation’s Restated Certificate of Incorporation provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Whirlpool Finance Luxembourg S.à r.l. and Whirlpool EMEA Finance S.à r.l.

The managers of the Luxembourg Issuers shall not be held personally liable by reason of their mandate for any commitment they have validly made in the name of the Luxembourg Issuers, provided that any such commitment complies with the Articles of Association of Luxembourg Issuers and applicable Luxembourg law. Under Luxembourg law, Luxembourg Issuers may not indemnify its managers (each a “Manager” and together the “Managers”) against any matter arising from a Manager’s fraud, negligence, willful misconduct or any criminal acts.

Under Luxembourg law, the duties of the Managers are owed to the Luxembourg Issuers. The Managers must, in exercising their powers and performing their duties, act in good faith and in the interest of the Luxembourg Issuers as a whole and must exercise due care and diligence. Managers have a duty not to place themselves in a position in which their duties to the Luxembourg Issuers may conflict with their personal interests and are furthermore obliged to disclose any personal interest they may have in any written or oral arrangement with the Luxembourg Issuers or any of their subsidiaries. Any breach by a Manager of his or her duties owed to the Luxembourg Issuers will result in such Manager incurring personal liability to the Luxembourg Issuers and/or their shareholders with respect to that breach of duty, either individually or jointly and severally with other Managers who are implicated in the same breach of duty. Any person who suffers a loss or a damage has the right under Luxembourg law of taking on action on any tortious grounds against the Managers but such action could be successful only provided that such person proves the existence of (i) the fault (e.g. misconduct or negligence of the relevant Manager), (ii) the loss or damage and (iii) the causal link between the fault and the loss or damage.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1).

3.1	Restated Certificate of Incorporation of Whirlpool Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission file number 1-3932) filed with the SEC on April 23, 2009).

3.2	By-laws of Whirlpool Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission file number 1-3932) filed with the SEC on February 21, 2023).

3.3	Articles of Association of Whirlpool Finance Luxembourg S.à r.l (incorporated by reference from Exhibit 3.3 to the Company’s Post-Effective Amendment No. 1 to Form S-3, Reg. No. 333-203704 filed with the SEC on October 25, 2016).

3.4	Articles of Association of Whirlpool EMEA Finance S.à r.l. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3, Reg. No. 333-224381, filed April 20, 2018).

4.1	Indenture between Whirlpool Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Citibank, N.A.), dated as of March 20, 2000 (incorporated by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-3, Reg. No. 333-32886).

4.2	Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3, Reg. No. 333-157392 filed February 19, 2009).

4.3	Form of Senior Debt Securities of Whirlpool Corporation (1).

4.4	Form of Subordinated Debt Securities of Whirlpool Corporation (1).

4.5	Form of Preferred Stock Certificate of Whirlpool Corporation (1).

4.6	Form of Warrant Agreement of Whirlpool Corporation (1).

4.7	Form of Warrant of Whirlpool Corporation (1).

4.8	Form of Purchase Contract Agreement of Whirlpool Corporation (1).

4.9	Form of Unit Purchase Agreement of Whirlpool Corporation (1).

4.10	Indenture, dated November 2, 2016, among Whirlpool Finance Luxembourg S.à. r.l., Whirlpool Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K (Commission file number 1-3932) filed on November 2, 2016).

4.11	Indenture, dated February 21, 2020, among Whirlpool Corporation, Whirlpool EMEA Finance S.à r.l. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K (Commission file number 1-3932) filed on February 21, 2020).

4.12	Form of Senior Debt Securities of Whirlpool Finance Luxembourg S.à r.l. (1).

4.13	Form of Senior Debt Securities of Whirlpool EMEA Finance S.à r.l. (1).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Baker & McKenzie.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

23.3	Consent of Baker & McKenzie (set forth in Exhibit 5.2).

24.1	Power of Attorney.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Indenture between Whirlpool Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Citibank, N.A.), dated as of March 20, 2000.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Indenture, dated November 2, 2016, among Whirlpool Finance Luxembourg S.à. r.l., Whirlpool Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)

25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Form of Indenture among Whirlpool Corporation, Whirlpool EMEA Finance S.à r.l. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)

25.4	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Form of Subordinated Debt Securities Indenture.

107	Calculation of Filing Fee Tables.

(1)	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings.

(a)	Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on December 20, 2023.

WHIRLPOOL CORPORATION

By:	/S/ MARC R. BITZER
Name:	Marc R. Bitzer
Title:	Chairman of the Board, President and Chief Executive Officer

* * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARC R. BITZER Marc R. Bitzer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 20, 2023

/s/ JAMES W. PETERS James W. Peters	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2023

/s/ CHRISTOPHER S. CONLEY Christopher S. Conley	Vice President and Corporate Controller (Principal Accounting Officer)	December 20, 2023

* Samuel R. Allen	Director	December 20, 2023

* Greg Creed	Director	December 20, 2023

* Diane M. Dietz	Director	December 20, 2023

* Gerri T. Elliott	Director	December 20, 2023

* Jennifer A. LaClair	Director	December 20, 2023

* John D. Liu	Director	December 20, 2023

* James M. Loree	Director	December 20, 2023

Harish Manwani	Director	December 20, 2023

* Patricia K. Poppe	Director	December 20, 2023

* Larry O. Spencer	Director	December 20, 2023

* Michael D. White	Director	December 20, 2023

Rudy Wilson	Director	December 20, 2023

By:	/S/ JAMES W. PETERS
James W. Peters, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, December 20, 2023.

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

By:	/s/ JENNIFER L. POWERS
Name:	Jennifer L. Powers
Title:	Class A Manager

* * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JENNIFER L. POWERS Jennifer L. Powers	Class A Manager (Principal Executive Officer and Principal Financial Officer)	December 20, 2023

/S/ ALESSANDRO NEGRI Alessandro Negri	Principal Accounting Officer	December 20, 2023

/S/ TETIANA PIDHAINA Tetiana Pidhaina	Class A Manager	December 20, 2023

/S/ DIMITRI MAURICE W. STORME Dimitri Maurice W. Storme	Class A Manager	December 20, 2023

/S/ ANDREW MACDONALD HUDSON Andrew Macdonald Hudson	Class B Manager	December 20, 2023

/S/ TONY ANDREW WHITEMAN Tony Andrew Whiteman	Class B Manager	December 20, 2023

/S/ MICHAEL FRIEDRICH LANGE Michael Friedrich Lange	Class B Manager	December 20, 2023

/S/ JENNIFER L. POWERS Jennifer L. Powers	Authorized Representative in the United States	December 20, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, December 20, 2023.

WHIRLPOOL EMEA FINANCE S.À R.L.

By:	/s/ JENNIFER L. POWERS
Name:	Jennifer L. Powers
Title:	Class A Manager

* * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JENNIFER L. POWERS Jennifer L. Powers	Class A Manager (Principal Executive Officer and Principal Financial Officer)	December 20, 2023

/S/ ALESSANDRO NEGRI Alessandro Negri	Principal Accounting Officer	December 20, 2023

/S/ TETIANA PIDHAINA Tetiana Pidhaina	Class A Manager	December 20, 2023

/S/ DIMITRI MAURICE W. STORME Dimitri Maurice W. Storme	Class A Manager	December 20, 2023

/S/ ANDREW MACDONALD HUDSON Andrew Macdonald Hudson	Class B Manager	December 20, 2023

/S/ TONY ANDREW WHITEMAN Tony Andrew Whiteman	Class B Manager	December 20, 2023

/S/ MICHAEL FRIEDRICH LANGE Michael Friedrich Lange	Class B Manager	December 20, 2023

/S/ JENNIFER L. POWERS Jennifer L. Powers	Authorized Representative in the United States	December 20, 2023